UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, Mr. Shane Mace was appointed to the Board of Directors of Solar3D, Inc. (the “Company”) and as a member of the Board of Director’s Audit Committee.

Since 2004, Mr. Mace, age 50, has been a member owner of Buffalo Hump, LLC, based in Meridian, Idaho, which is engaged in real estate development and property management. In 2013, Mr. Mace became a member owner of Long Rod Equipment, LLC, also based in Meridian, Idaho, which is engaged in aircraft and construction equipment leasing. Immediately prior to his current positions, from 2002-2012, Mr. Mace was the Founder, President, and Chief Executive Officer of Track Utilities, LLC, based in Meridian, Idaho. Track Utilities provides mission-critical electric and telecommunications infrastructure services in the Northwest and Intermountain West. Mr. Mace holds a BS degree in finance from the College of Idaho and is well versed in financial statements and analysis with more than twenty-six years of experience performing accounting and financial tasks.  Mr. Mace qualifies to serve on the Company’s Board of Directors because of his entrepreneurship, his financial and accounting background  and his understanding of infrastructure and construction operations.

Mr. Mace does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Mace and any other person pursuant to which he was appointed as a director of the Company.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release issued on October 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: October 6, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer